United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                    June 9, 2008
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 - Other Events

On June 9, 2008, Overseas Shipholding Group, Inc. (”OSG”) issued a press release announcing that OSG’s Board of Directors increased OSG’s regular quarterly dividend by 40% to $0.4375 per share from $0.3125 per share on its outstanding common stock and that the August dividend of $0.4375 per share will be payable on August 27, 2008 to stockholders of record on August 6, 2008.

Additionally, OSG announced that its Board of Directors authorized a new share purchase program of $250 million, which replaces the prior $200 million share repurchase program that was completed in May 2008 with the Company’s purchase of 280,000 shares at an average price per share of $77.48. Since the initial announcement of its share purchase program on June 9, 2006, OSG has repurchased 9.3 million shares at an average price of $66.25 per share, or 23.43% of total shares outstanding, at a total cost of $614 million. OSG expects to repurchase the shares under the share purchase program in the open market at times and at prices that are considered appropriate by OSG.

Such press release is attached to this Report as Exhibit 99 and is hereby incorporated by reference.

Section 9 -   Financial Statements and Exhibits.

Item 9.01      Financial Statements and Exhibits.

d)      Press release of OSG dated June 9, 2008.

Exhibit No.	Description
99	Press Release dated June 9, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 11, 2008	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of OSG dated June 9, 2008